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                                                                    EXHIBIT 99.1

                                                               NEWS RELEASE
                                                    CONTACT:   Michael J. McCann
                                                               CFO and Treasurer
                                                               (337) 235-2452


FOR IMMEDIATE RELEASE
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PETROLEUM HELICOPTERS, INC. ANNOUNCES MANAGEMENT CHANGE

LAFAYETTE, LA - May 31, 2004 - Petroleum Helicopters, Inc. (PHI) announced that its Chief Executive Officer and President, Lance F. Bospflug will vacate the position of CEO and President at the end of May for personal reasons. Mr. Bospflug was named President of Petroleum Helicopters in September of 2000 and CEO in August of 2001.

Al A. Gonsoulin, Chairman of the Board, will assume the title of Chairman, CEO and President effective immediately. Mr. Bospflug will remain with PHI in an Executive Special Projects position and will continue to serve as a Director on PHI's Board.

Petroleum Helicopters, Inc. is a major provider of helicopter transportation services to the oil and gas industry and the air-medical industry. PHI Common Stock is traded in The NASDAQ SmallCap Market (symbols PHEL and PHELK).